UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 10, 2004

BLYTH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

1-13026

36-2984916

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One East Weaver Street, Greenwich, Connecticut 06831

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s Telephone Number, including Area Code (203) 661-1926

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.                                                                                                 Entry into a Material Definitive Agreement.

On December 10, 2004, Midwest of Cannon Falls, Inc., a Minnesota corporation (“Midwest”) and an indirect wholly owned subsidiary of Blyth, Inc. entered into an asset purchase agreement and supply agreement with Strategic Factor Inc., a Minnesota corporation (“Strategic”).  The President of Strategic is a current employee and vice president of Blyth, Inc.  Pursuant to the asset purchase agreement, Midwest sold substantially all of its assets relating to its vacuum formed holder and “point of purchase” advertising business to Strategic.  Under the supply agreement, Strategic has agreed to manufacture and sell static cling window decorations and yard art to Midwest through December 31, 2005, and Strategic agreed not to compete with Midwest in the clings business through December 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLYTH, INC.

Date: December 15, 2004	By: /s/ Bruce D. Kreiger
Name: Bruce D. Kreiger
Title: Vice President & General Counsel